EXHIBIT 23


              Consent of Independent Auditors






We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43817) pertaining to the Marsh Employees' Monthly Stock Investment Plan - 1977 of our report dated March 22, 1994 with respect to the financial statements of the Marsh Employees' Monthly Stock Investment Plan - 1977 included in this Annual Report (Form 11-K) for the period ended January 14, 1993.

                                    /s/ Ernst & Young




March 22, 1994